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                                                                    EXHIBIT 10.2

                         COMMON STOCK PURCHASE AGREEMENT


      This COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of January 25, 2001 by and between Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), and University HealthSystem Consortium, an Illinois corporation ("UHC").


                                    RECITALS

      WHEREAS, the Company desires to sell to UHC, and UHC desires to purchase from the Company, shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I
                      AGREEMENT TO SELL AND PURCHASE STOCK

            1.1 Agreement to Sell and Purchase the Shares. The Company agrees to sell to UHC at the Closing, and UHC agrees to purchase from the Company at the Closing, 3,254,438 shares of Common Stock (the "SHARES") at a purchase price of $1.69 per share.

                                   ARTICLE II
                                     CLOSING

            2.1 Closing. The purchase and sale of the Shares will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at 10 a.m. Pacific Time on January 25, 2001, or at such other date, time and location as the Company and UHC mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Company will deliver to UHC a certificate representing the Shares against delivery to the Company by UHC of the purchase price paid by (i) a check payable to the Company's order or (ii) wire transfer of immediately available funds to the Company.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to UHC, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by the Company dated as of the date hereof and certified by a duly authorized officer of the Company (the "COMPANY DISCLOSURE LETTER") (which Company Disclosure Letter shall be deemed to be representations and warranties to UHC by the Company under this Article III), as follows:


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            3.1   Organization of the Company.

            (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (b) The Company has delivered or made available to UHC a true and correct copy of the Certificate of Incorporation (including any Certificates of Designation) and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of the Company Charter Documents.

            3.2   Capitalization.

            (a) The authorized capital stock of the Company consists solely of 300,000,000 shares of Common Stock, of which there were 158,593,007 shares issued and outstanding as of the close of business on December 29, 2000, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to any right of rescission or preemptive rights created by statute, the Company Charter Documents or any agreement or document to which the Company is a party or by which it is bound. As of the date of this Agreement, there are no shares of Common Stock held in treasury by the Company.

            (b) As of the close of business on December 29, 2000, (i) 12,093,686 shares of Common Stock are subject to issuance pursuant to outstanding options (the "COMPANY OPTIONS") to purchase Common Stock under the Company's 1997 Stock Plan and 1999 Equity Incentive Plan ("COMPANY STOCK OPTION PLANS") for an aggregate exercise price of $54,922,563, (ii) 90,000 shares of Common Stock are subject to issuance pursuant to Company Options other than pursuant to Company Stock Option Plans for an aggregate exercise price of $996,891, (iii) 1,081,792 shares of Common Stock are subject to issuance pursuant to Company Options other than pursuant to the Company Stock Option Plans from the Pharos and EquipMD acquisitions for an aggregate exercise price of $3,384,412 and (iv) 572,635 shares of Company Common Stock are reserved for future issuance under the Company's 1999 Employee Stock Purchase Plan (the "COMPANY ESPP"). All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Other than as set forth on Part 3.2(b) of the Company Disclosure Letter, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the consummation of the transactions contemplated by this Agreement.


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            (c)   All outstanding shares of Company Common Stock, all
outstanding Company Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in material compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.4).

            (d) The Shares, when issued and paid for as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

            (e) Based in part on the representations made by UHC in Article IV hereof, the offer and sale of the Shares in accordance with this Agreement (assuming no change in currently applicable law) is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT").

            3.3 Obligations With Respect to Capital Stock. Except as set forth in Section 3.2 or Part 3.3 of the Company Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. All stock and rights to purchase stock of any subsidiary of the Company are owned free and clear of all Encumbrances. Except as set forth in Section 3.2 or Part 3.2 or
Part 3.3 of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights, and there is no shareholder agreement, investor agreement, voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

            3.4   Due Authorization.

            (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. No approval of any


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holder of any securities of the Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by UHC, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents, (ii) subject to compliance with the requirements set forth in Section 3.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Part 3.4(b) of the Company Disclosure Letter lists all consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on the Company.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental entity or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY") is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the securities laws of any foreign country, and
(ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Company or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

            3.5   SEC Filings; Company Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since the effective date of the Registration Statement of the Company's initial public offering (the "COMPANY INITIAL REGISTRATION STATEMENT"), and has made available to UHC such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) and the Company

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Initial Registration Statement are referred to herein as the "COMPANY SEC
REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the 1934 Act) and (iii) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company contained in the Company SEC Reports as of September 30, 2000 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet neither the Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

            3.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet there has not been (i) any Material Adverse Effect with respect to the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock, (iv) any material change or alteration in the policy of the Company relating to the granting of stock options or other equity compensation to its employees and consultants other than in the ordinary course of business consistent with past practice, or (v) entry by the Company or any of its subsidiaries into, or material modification, amendment or cancellation of, any licensing or other agreement with

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regard to the acquisition, distribution or licensing of any material
Intellectual Property other than licenses, distribution agreements, advertising agreements, or other similar agreements entered into in the ordinary course of business consistent with past practice.

            3.7 Tax Returns and Payments. The Company has timely filed all tax returns and reports required by law. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith, which are listed in the Company Disclosure Schedule.

            3.8   Title to Properties.

            (a) All real property leases to which the Company is a party and each amendment thereto that is in effect as of the date of this Agreement that provide for annual payments in excess of $250,000 are in full force and effect and are valid and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim against the Company which could reasonably be expected to have a Material Adverse Effect on the Company.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Company Financials and except where the failure to have valid title or a valid leasehold interest would not have a Material Adverse Effect on the Company.

            3.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or one of its subsidiaries.

            "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or one of its subsidiaries.


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            "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

            (a) No material Company Intellectual Property or product or service of the Company is subject to any proceeding, agreement, or stipulation to which the Company is a party, or any outstanding decree, order or judgment, which arose out of any proceeding to which the Company was either a party or of which the Company has knowledge, restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

            (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, except, in each case, as would not materially adversely affect such item of Company Registered Intellectual Property.

            (c) The Company or one of its subsidiaries owns and has good and exclusive title to, or has license sufficient for the conduct of its business as currently conducted to, each material item of Company Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions).

            (d) Neither the Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

            (e) The operation of the business of the Company as such business currently is conducted, including the Company's design, development, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not, does not and will not materially infringe or materially misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

            (f) The Company has not received written notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, which allegation, if true, would have a Material Adverse Effect on the Company.

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            (g)   To the knowledge of the Company, no person has or is
infringing or misappropriating any Company Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would have a Material Adverse Effect on the Company.

            (h) The Company and its subsidiaries have taken reasonable steps to protect the Company's and its subsidiaries' rights in the Company's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not have a Material Adverse Effect on the Company.

            3.10  Compliance with Laws; Certain Agreements.

            (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Company's knowledge, no investigation or review by any Governmental Entity is pending or has been threatened in a writing delivered to the Company against the Company or any of its subsidiaries. There is no agreement with any Governmental Entity, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of the Company or any of its subsidiaries, or any acquisition of material property by the Company or any of its subsidiaries.

            (b) The Company and its subsidiaries hold all permits, licenses, exemptions, orders and approvals from governmental authorities that are material to or required for the operation of the business of the Company as currently conducted (collectively, the "COMPANY PERMITS"), and are in compliance with the terms of the Company Permits, except where the failure to hold such Company Permits, or be in such compliance, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            3.11 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company following the transactions contemplated hereby or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

            3.12  Employee Benefit Plans.

            (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.12(a)(i) below (which definition shall apply only to this Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                  (ii) "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "EMPLOYEE BENEFIT PLAN," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Company Employee; and

                  (iii) "COMPANY EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate.

            (b) Employee Plan Compliance. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Company
(i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would adversely affect the status of such determination letter or the qualified status of such Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; (vii) neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 402(i) of

ERISA or Sections 4975 through 4980 of the Code; and (viii) all contributions due from the Company or any Affiliate with respect to any of the Company Employee Plans have been made as required under ERISA or have been accrued on the Company Balance Sheet.

            (c) Employment Matters. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees;
(ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to the Company's knowledge, threatened material claims or actions against the Company under any worker's compensation policy or long-term disability policy. To the Company's knowledge, no Company Employee has violated in any material manner any employment contract, nondisclosure agreement or noncompetition agreement by which such Company Employee is bound due to such Company Employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity.

            (d) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Company Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            3.13 Environmental Matters. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such statute, law or regulation.

            3.14 Certain Agreements. Other than this Agreement, and except as otherwise set forth in Part 3.14 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or is bound by:

            (a) any material agreement of indemnification, any material guaranty or any material instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities or purchase money obligation;

            (b) any agreement or obligation currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business, or pursuant to which the Company has any material ownership or participation interest in any corporation, partnership, joint venture, strategic alliance or other business enterprise other than the Company's subsidiaries;

            (c) any agreement or obligation currently in force to provide source code to any third party for any product or technology;

            (d)   any agreement or obligation with any affiliate of the Company;
or

            (e) any agreement or commitment currently in force providing for capital expenditures by the Company or its subsidiaries in excess of $1,000,000.

            The agreements required to be disclosed in the Company Disclosure Letter pursuant to clauses (a) through (e) above or pursuant to Section 3.9 or filed with any Company SEC Report (the "COMPANY CONTRACTS") are valid and in full force and effect, except to the extent that such invalidity would not have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party thereto, is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any Company Contract in such a manner as would have a Material Adverse Effect on the Company.

            3.15 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            3.16 Insurance. The Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds.

                                   ARTICLE IV
                           REPRESENTATIONS, WARRANTIES
                          AND CERTAIN AGREEMENTS OF UHC

      UHC hereby represents and warrants to the Company as follows:

            4.1 Organization, Good Standing and Qualification. UHC represents that it is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority, and all requisite qualifications to do business as a foreign entity, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not have a Material Adverse Effect on UHC.

            4.2   Authorization.

                  (a) UHC has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of UHC. This Agreement has been duly executed and delivered by UHC and constitute the valid and binding obligations of UHC, enforceable against UHC in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                  (b) The execution and delivery of this Agreement by UHC does not, and the performance of this Agreement by UHC will not, (i) conflict with or violate the certificate of incorporation, bylaws, operating agreement or other organizational documents of UHC, (ii) subject to compliance with the requirements set forth in Section 4.2(c) with regard to UHC, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to UHC or by which any of its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair UHC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of UHC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which UHC is a party or by which UHC or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on UHC. Except as set forth in a letter delivered by UHC to the Company concurrently with the execution of this Agreement, no consents, waivers and approvals under any of UHC's or any of its subsidiaries' agreements, contracts, licenses or leases are required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on UHC.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by UHC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the securities laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on UHC or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

            4.3 Acquisition for Own Account. The Shares to be purchased by UHC hereunder will be acquired for investment for UHC's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and UHC represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Shares to be purchased by UHC hereunder in any public resale or distribution within the meaning of the 1933 Act. UHC also represents that it has not been formed for the specific purpose of acquiring the Shares under this Agreement.

            4.4 Disclosure of Information. UHC believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed ownership decision with respect to the Shares to be purchased by UHC under this Agreement. UHC further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to UHC or to which UHC had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article III.

            4.5 Experience. UHC understands that the purchase of the Shares involves substantial risk. UHC: (i) has experience as an investor in securities of companies in the development stage and acknowledges that UHC is able to fend for itself, can bear the economic risk of UHC's investment in the Shares and has such knowledge and experience in financial or business matters that UHC is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables UHC to be aware of the character, business acumen and financial circumstances of such persons.

            4.6 Accredited Investor Status. UHC is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

            4.7 Restricted Securities. UHC understands that the Shares will be characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, UHC represents that UHC is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

            4.8 No Solicitation. At no time was UHC presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the issuance or delivery of the Shares.

            4.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above, UHC further agrees not to make any disposition of all or any portion of the Shares or of any interest therein to any person or entity unless:

            (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition of Shares and such disposition is made in accordance with such registration statement; or

            (b) UHC shall have notified the Company of the proposed disposition of the Shares and shall have furnished the Company with a statement of the circumstances surrounding such proposed disposition, and, at the expense of UHC or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

            4.10 Legends. UHC understands and agrees that the certificates evidencing the Shares will bear legends substantially similar to those set forth below, as applicable, in addition to any other legend that may be required by applicable law, by the Company's Certificate of Incorporation or Bylaws, or by any agreement between the Company and UHC:

            (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OTHERWISE PERMITTED UNDER CONTRACTUAL RESTRICTIONS ON RESALE APPLICABLE TO THESE SECURITIES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            (b) THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND ON VOTING AND THE HOLDERS HEREOF MAY BE BOUND BY CERTAIN RESTRICTIONS ON ACQUISITION OF THE ISSUER'S CAPITAL STOCK PURSUANT TO A COMMON STOCK PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDERS OF THESE SECURITIES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, to the effect that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or to the effect that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

            4.11 Tax Liability. UHC has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. UHC relies solely on such advisors and not on any statements or representations of the Company, the Company's counsel, or any of the Company's agents. It understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

            5.1 Voting of Common Stock. UHC acknowledges and agrees that for so long as the outstanding shares of Common Stock (including the Shares and any outstanding Restricted Shares and Vested Shares, as such terms are defined in that certain Amendment to Amended and Restated Common Stock and Warrant Agreement, dated as of January 25, 2001, by and between the Company and UHC) beneficially owned by UHC and its "affiliates" (which for purposes of this Agreement (other than Section 3.12) shall have the meaning given such term in Rule 144(a)(1) promulgated under the 1933 Act) exceeds 9% of the then outstanding Common Stock of the Company, the Shares shall be considered Excess Shares (as such term is defined in Section 6.1 of that certain Amended and Restated Common Stock and Warrant Agreement, dated as of March 30, 2000, by and between the Company and UHC (the "COMMON STOCK AND WARRANT AGREEMENT")) and shall be subject to the restriction set forth in Section 6.1 of the Common Stock and Warrant Agreement.

            5.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the taking of all reasonable acts necessary to cause the conditions precedent set forth in Articles VI and VII to be satisfied.

            5.3 Registration Rights. The Company shall use its reasonable best efforts to cause the requisite holders of registration rights under the Amended and Restated Registration Rights Agreement among the Company and certain of its investors dated June 30, 2000 to amend such agreement in substantially the form attached hereto as Exhibit A.

            5.4 Public Disclosure. The Company and UHC agree that they will promptly after the date of this Agreement issue a joint press release with respect to their entry into this Agreement. The Company and UHC will consult with each other, and to the extent practicable, agree, before issuing a joint press release or otherwise making any public statement with respect to their entry into this Agreement and will not issue any such joint press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

            5.5 Company Board of Directors. The Board of Directors of the Company will take all actions necessary such that as soon as practicable following the Closing, Robert J. Baker shall be appointed to the Company's Board of Directors. For so long as the Company remains UHC's exclusive provider of an Internet-based exchange related to Supply Chain Management Services as set forth in Section 6.1 of that certain Outsourcing and Operating Agreement, dated as of March 30, 2000, and amended and restated as of May 24, 2000 and January 25, 2001, the Company will take all actions reasonably necessary to have one person appointed by UHC, who shall be UHC's chief executive officer or such other person as UHC and the Company mutually agree upon, be a member of the Company's Board of Directors.

                                   ARTICLE VI
                   CONDITIONS TO UHC'S OBLIGATIONS AT CLOSING

            The obligations of UHC under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

            6.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on the Company. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded. UHC shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company.

            6.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            6.3 Securities Exemptions. The offer and sale of the Shares to UHC pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended ("CALIFORNIA LAW") and the registration and/or qualification requirements of all other applicable state securities laws.

            6.4 Consents. (i) All required approvals or consents of any Governmental Entity or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

            6.5 Nasdaq Listing. The Shares shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

                                   ARTICLE VII
               CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

            The obligations of the Company under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

            7.1 Representations and Warranties. The representations and warranties of UHC contained in Article IV shall be true and correct in all material respects on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing. The Company shall have received a certificate with respect to the foregoing signed on behalf of UHC by the Chief Executive Officer or the Chief Financial Officer of UHC.

            7.2 Performance. UHC shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            7.3 Securities Exemptions. The issuance of the Shares to UHC pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of California Law and the registration and/or qualification requirements of all other applicable state securities laws.

            7.4 Consents. (i) All required approvals or consents of any Governmental Entity or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                                  ARTICLE VIII
                                   TERMINATION

            8.1   Termination. This Agreement may be terminated prior to the
Closing:

            (a) by mutual written consent duly authorized by the Boards of Directors of the Company and UHC;

            (b) by either the Company or UHC if the Closing shall not have occurred by February 15, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

            (c) by either the Company or UHC if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, which order, decree, ruling or other action is final and nonappealable.

            8.2 Notice of Termination; Effect of Termination. Any proper termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2 and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve either party from liability for any willful breach of this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

            9.1 Survival of Warranties. The representations, warranties and covenants of UHC (except for any covenant that by its express terms survives the Closing, and for the representations, warranties and covenants set forth in Sections 4.3 through 4.10 inclusive, which shall survive the execution and delivery of this Agreement and the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing. The representations, warranties and covenants of the Company (except for any covenant that by its express terms survives the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing.

            9.2 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

            9.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

            9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            9.5   Interpretation; Certain Defined Terms.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement, "ENCUMBRANCES" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) (other than (i) liens for taxes not yet due and payable; (ii) liens reflected on the Company Balance Sheet, if applicable; (iii) liens which are not material in character, amount or extent, and which do not materially detract from the value or materially interfere with the use of the property subject thereto or affected thereby; and
(iv) contractor's liens).

            (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, violation, inaccuracy, circumstance or effect directly and primarily results from (i) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner) or (ii) changes in the trading prices for such entity's capital stock.

            (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            9.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

IF TO UHC:                                    WITH A COPY TO:

University HealthSystem Consortium            McDermott, Will & Emery
2001 Spring Road, Suite 700                   227 West Monroe Street
Oak Brook, Illinois 60523                     Chicago, Illinois 60606
Facsimile: 630-954-4730                       Facsimile: 312-984-7700
Attn:  Executive Vice President               Attn: Virginia H. Holden

IF TO THE COMPANY:                            WITH A COPY TO:

Neoforma.com, Inc.                            Fenwick & West LLP
3061 Zanker Road                              Two Palo Alto Square,
San Jose, California 95134                    Palo Alto, California 94306
Facsimile: 408-468-4040                       Facsimile: 650-494-1417
Attn:  Chief Financial Officer
                                              Attn:  Gordon K. Davidson
                                              Douglas N. Cogen

            9.7 Expenses; Finder's Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Closing occurs. UHC agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which UHC or any of its officers, partners, members, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless UHC from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            9.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            9.10 Further Assurances. From and after the date of this Agreement, upon the request of UHC or the Company, the Company and UHC shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            9.11 Amendment; Extension; Waiver. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the Company and UHC. At any time prior to the Closing any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

            9.12 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly onferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            9.13 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            9.14 Company Disclosure Letter. Disclosure made with regard to a representation or warranty of the Company in the Company Disclosure Letter shall also be deemed to qualify other representations and warranties of the Company if it is readily apparent from the language contained in such disclosure that such disclosure is applicable to such other representation or warranty.

            9.15 Waiver Of Jury Trial. EACH OF THE COMPANY AND UHC HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS THE COMPANY OR UHC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                       NEOFORMA.COM, INC.



                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________


                                       UNIVERSITY HEALTHSYSTEM CONSORTIUM


                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________





               [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

                              SCHEDULE OF EXHIBITS


            Exhibit A:   Registration Rights Agreement Amendment

                                                                      EXHIBIT A


                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

      This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT dated January 25, 2001 (this "AMENDMENT") amends that certain Registration Rights Agreement, dated as of June 30, 2000, by and among Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), and the Investors (the "PRIOR RIGHTS AGREEMENT"). The capitalized terms not otherwise defined herein have the respective meanings given to them in the Prior Rights Agreement.

                                    RECITALS

      WHEREAS, Section 7.1 of the Prior Rights Agreement states in part that any term or provision of the Prior Rights Agreement may be amended by a writing signed by the Company and the holders of a majority of the shares of the Registrable Securities.

      WHEREAS, the undersigned parties include the Company and the holders of a majority of the shares of the Registrable Securities.

      NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Prior Rights Agreement as follows:

      1. Amendment of Section 1.7 of the Prior Rights Agreement. Section 1.7 of the Prior Rights Agreement is amended to add (i) the shares of Common Stock issued to VHA pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and VHA and (ii) the shares of Common Stock issued to UHC pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and UHC to the definition of Registrable Securities. Section 1.7 shall read in its entirety as follows:

            "1.7 "REGISTRABLE SECURITIES" means shares of Common Stock of the Company (i) issued or issuable upon conversion of the Preferred Stock (the "CONVERSION STOCK") and (ii) issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other Registrable Securities, (iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event, (iv) issued to the former stockholders of Pharos Technologies, Inc., (the "PHAROS INVESTORS") in connection with its acquisition by the Company, (v) issued to the former stockholders of U.S. LifeLine, Inc. (the "USL INVESTORS") in connection with its acquisition by the Company, (vi) issued to the former stockholders of EquipMD, Inc., (the "EMI INVESTORS") in connection with its acquisition by the Company, (vii) issued to, or issuable upon exercise of warrants issued to, VHA, Inc., a Delaware corporation ("VHA") or University Healthsystem Consortium, an Illinois corporation ("UHC") in connection with the commercial agreement among Neoforma, Novation, LLC, a

      Delaware limited liability company ("NOVATION"), Healthcare Purchasing Partners International, LLC, a Delaware limited liability company, VHA and UHC, (viii) issued to VHA pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and VHA and (ix) issued to UHC pursuant to that certain Common Stock Purchase Agreement, dated as of January 25, 2001, by and between the Company and UHC (the shares of Common Stock of the Company (or other securities convertible or exchangeable therefor) described in clauses (vii), (viii) and (ix), the "NOVATION REGISTRABLE SECURITIES"), excluding: (A) any shares of Common Stock that have been sold to or through a broker, dealer, market maker or underwriter in a public distribution or a public securities transaction or redeemed by the Company in accordance with its Certificate of Incorporation, (B) any shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exercisable therefor) that have been sold in violation of this Agreement, and (C) all shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exchangeable therefor) described in clause (i),
      (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) of this Section 1.7 held by a Holder that can, in the opinion of counsel to the Company, be sold by such Holder in a three-month period without registration under the Securities Act pursuant to Rule 144."

      2. All Other Terms Unchanged. Except as expressly modified by this Amendment, all terms of the Prior Rights Agreement shall remain in full force and effect.

      3. Governing Law. This Amendment shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

      4. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


COMPANY:                                       INVESTORS (Entity):

NEOFORMA.COM, INC.

                                               ________________________________
                                                  (Printed Entity Name Here)


By:
   Andrew L. Guggenhime                        By:_____________________________
   Chief Financial Officer and Secretary

                                               Name:___________________________


                                               Title:__________________________


                                               INVESTORS (Individual):



                                               ________________________________
                                               Signature Here



                                               ________________________________
                                               Printed Name Here








      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]